Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF
INVESCO HIGH INCOME TRUST II

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders’ certificates for Common Shares (the “Shares”) of Invesco High Income Trust II are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 11:59 p.m., New York City time, December 5, 2019, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary, and must be received by the Depositary on or before 11:59 p.m. New York City time on the Expiration Date. See Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

The Information Agent for the Offer is:
AST Fund Solutions, LLC
55 Challenger Road, 2nd Floor
Ridgefield Park, NJ 07660
All Holders Call Toll Free: 866 796-6869

The Depositary for the Offer is:
American Stock Transfer & Trust Company, LLC
By Fax: 718 234-5001

This fax number can ONLY be used for delivery of this Notice of Guaranteed Delivery.

By Mail: American Stock Transfer & Trust Co, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Hand, Express Mail, Courier or Other Expedited Service: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED
ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen;

The undersigned hereby tenders to Invesco High Income Trust II (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated November 1, 2019 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box: ◻ The Depository Trust Company
Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:
Taxpayer Identification (Social Security) Number:

Dated:	, 2019

Signature(s)

(Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days after the date hereof.

Name of Firm:

		(AUTHORIZED SIGNATURE)
Address:	Name:

		(PLEASE PRINT)
	Title:

Area Code and Tel. No.:	Dated:		,2019

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.